Exhibit 99.1

KBS LEGACY PARTNERS APARTMENT REIT, INC.
ARTICLES OF AMENDMENT
KBS Legacy Partners Apartment REIT, Inc., a Maryland corporation, having its principal office in Baltimore, Maryland (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: The Articles of Amendment and Restatement of the Corporation (the “charter”) are hereby amended as follows:
1.The definition of “Average Invested Assets” in Article IV is hereby deleted in its entirety.
2.The definition of “Net Income” in Article IV is hereby amended and restated in its entirety as follows:
Net Income. For any period, total revenues applicable to such period less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or other similar non-cash reserves.
3.The definition of “Total Operating Expenses” in Article IV is hereby deleted in its entirety.
4.Section 7.8(e) is hereby amended and restated in its entirety as follows:
(e) the application of any provision of this charter in the case of any ambiguity, including, without limitation: (i) any provision of the definitions of any of the following: Affiliate, Independent Director and Sponsor and (ii) whether expenses qualify as Organization and Offering Expenses;
5.Section 8.8 is hereby amended and restated in its entirety as follows:
Section 8.8 [Intentionally omitted.]
6.Section 11.8 is hereby amended and restated in its entirety as follows:
Section 11.8 [Intentionally omitted.]
7.Article XII is hereby amended and restated in its entirety as follows:
ARTICLE XII
LIMITATION OF DIRECTOR AND OFFICER LIABILITY; INDEMNIFICATION
Section 12.1. Limitation of Director and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Section 12.1, nor the adoption or amendment of any other provision of the charter or bylaws inconsistent with this Section 12.1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.
Section 12.2. Indemnification.
(a) The Corporation shall indemnify, to the fullest extent permitted by Maryland law, as applicable from time to time, its present and former directors and officers, whether serving or having served, the Corporation or at its request any other entity, for any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) relating to any action alleged to have been taken or omitted in such capacity as a director or officer. The Corporation shall pay and reimburse all reasonable expenses incurred by a present or former director or officer, whether serving or having served, the Corporation or at its request any other entity in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in which the present or former director or officer is a party, in advance of the final disposition of the proceeding, to the fullest extent permitted by, and in accordance with the applicable requirements of, Maryland law, as applicable from time to time. The Corporation may indemnify any other Persons, including a Person who served a predecessor of the Corporation as an officer or director, permitted to be indemnified by Maryland law as applicable from time to time, if and to the extent indemnification is authorized and determined to be appropriate in each case in accordance with applicable law.
(b) No amendment of the charter or repeal of any of its provisions shall limit or eliminate any of the benefits to directors and officers provided under this Section 12.2 with respect to any act or omission that occurred prior to such amendment or repeal.
SECOND: The foregoing amendment to the charter of the Corporation does not increase the authorized stock of the Corporation.
THIRD: These Articles of Amendment of the Corporation have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.
FOURTH: The foregoing amendment to the charter shall become effective upon acceptance for record by the Maryland State Department of Assessments and Taxation.
FIFTH: The undersigned Chief Executive Officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.
[Signatures on following page.]

IN WITNESS WHEREOF, KBS Legacy Partners Apartment REIT, Inc. has caused these Articles to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 21st day of December 2017.

WITNESS:		KBS LEGACY PARTNERS APARTMENT REIT, INC.

By:	/s/ Jeffrey K. Waldvogel	By:	/s/ W. Dean Henry
	Jeffrey K. Waldvogel,		W. Dean Henry,
	Secretary		Chief Executive Officer